Exhibit 99.1

The First Bancshares to Participate in VirtualBankConference.com Online Conference for Bank Investors

HATTIESBURG, Miss.--(BUSINESS WIRE)--September 12, 2022--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) will participate in the VirtualBankConference.com online conference for bank investors, bank managements, and industry professionals which is scheduled for Tuesday, September 13, 2022 from 9:00 a.m. to 4:15 p.m. eastern time.

The presentation prepared for use during these meetings will be available at the company’s website www.thefirstbank.com under Investor Relations>Presentations and Press Releases>Presentations.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Contacts

M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998